Exhibit 99.2
Summary Consolidated Financial Data of the Trico Supply Group and Trico Marine Services, Inc.

The Trico Supply Group

The summary historical financial data for the Trico Supply Group as of December 31, 2007 and 2008 and for each of the three years ended December 31, 2006, 2007 and 2008 have been derived from the audited consolidated financial statements and related notes thereto of Trico Marine Services, Inc., included elsewhere in this offering memorandum. The summary consolidated historical financial data as of June 30, 2009 and for the six months ended June 30, 2008 and 2009, have been derived from our unaudited consolidated condensed interim financial statements and related notes thereto included elsewhere in this offering memorandum. The summary consolidated financial data below for the twelve months ended June 30, 2009, has been derived by adding the financial data for the year ended December 31, 2008, and the financial data for the six months ended June 30, 2009, and subtracting the financial data for the six months ended June 30, 2008. Interim results are not necessarily indicative of the results to be expected for the entire fiscal year. In the opinion of management, such information contains all adjustments consisting of only normal recurring items necessary for a fair presentation of the results for such periods. The results of operations for interim periods are not necessarily indicative of the results of operations for a full year. The presentation and disclosure requirements of SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements an amendment of ARB No. 51” were applied retrospectively and only change the presentation of non-controlling interests and its inclusion in equity for all prior periods. You should read the following table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this offering memorandum.

	Year Ended			Six Months Ended		Twelve Months
	December 31,			June 30,		Ended June 30,
	2006	2007	2008	2008	2009	2009
	(In thousands)

Statement of Operations Data:
Revenues	$122,375	$142,839	$445,219	$114,553	$253,909	$584,575
Operating expenses
Direct operating expenses	46,931	61,148	332,161	74,439	194,770	452,492
General and administrative	13,248	7,435	31,543	8,810	21,210	43,943
Depreciation and amortization	12,091	11,881	46,951	12,912	29,158	63,197
Impairments	—	—	172,840	—	14,023	186,863
(Gain) loss on sales of assets	—	20	69	—	(15,137)	(15,068)

Total operating expenses	$72,270	$80,484	$583,564	$96,161	$244,024	$731,427

Operating income (loss)	$50,105	$62,355	$(138,345)	$18,392	$9,885	$(146,852)
Interest expense, net of amounts capitalized	(729)	(1,331)	(32,776)	(8,186)	(18,313)	(42,903)
Interest income	1,416	3,568	10,620	3,615	5,950	12,955
Other income (expense), net	(484)	(2,581)	(2,361)	(1,140)	945	(276)
Income tax (expense) benefit	(13,287)	368	14,566	(206)	17,992	32,764
Net income (loss) attributable to noncontrolling interest	—	—	8	(21)	(1)	28

Net income (loss) attributable to the Trico Supply Group	$37,021	$62,379	$(148,288)	$12,454	$16,458	$(144,284)

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	Year Ended			Six Months Ended		Twelve Months
	December 31,			June 30,		Ended June 30,
	2006	2007	2008	2008	2009	2009
	(In thousands)

Balance Sheet Data (End of Period):
Cash and cash equivalents (including current restricted cash)	NA	$121,327	$67,169	NA	$25,585	$25,585
Property and equipment, net	NA	382,052	706,210	NA	738,083	738,083
Total assets	NA	298,509	416,822	NA	468,633	468,633
Debt, including current portion
Secured debt	NA	$—	$369,246	NA	$361,076	$361,076
Unsecured debt	NA	—	—	NA	—	—

Total debt	NA	—	369,246	NA	361,076	361,076
Equity	NA	214,040	(132,608)	NA	(76,313)	(76,313)
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$48,682	$71,133	$44,095	$55,891	$37,123	$25,327
Investing activities	39,258	(226,131)	(573,796)	(471,839)	(19,744)	(121,701)
Financing activities	(35,655)	204,277	500,519	439,472	(61,345)	(298)
Other Financial Data:
Acquisitions	—	220,443	506,093	430,802	—	75,291
Capital expenditures for property and equipment	6,310	5,367	74,765	47,731	46,075	73,109

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